Amendment #7
To
Transfer Agency And Shareholder Services Agreement

This Amendment #7 To Transfer Agency And Shareholder Services Agreement, dated as of December 10, 2019 ("Amendment #7"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each investment company listed on the signature page hereto (each, an “Investment Company” and collectively, the “Investment Companies”) on its own behalf and on behalf of each of its Portfolios listed on Schedule B to the Current Agreement (as defined below), each in its individual and separate capacity.

Background

BNYM and each Investment Company previously entered into the Transfer Agency And Shareholder Services Agreement, made as of January 1, 2015, Amendment To Transfer Agency And Shareholder Services Agreement, dated as of August 1, 2016, Amendment To Transfer Agency And Shareholder Services Agreement, dated as of December 15, 2016, Amendment To Transfer Agency And Shareholder Services Agreement, dated as of March 3, 2017, Amendment To Transfer Agency And Shareholder Services Agreement, dated as of October 28, 2017, Amendment To Transfer Agency And Shareholder Services Agreement, dated as of September 24, 2018, and Amendment To Transfer Agency And Shareholder Services Agreement, dated as of July 9, 2019 (collectively, "Current Agreement"). The parties intend that the Current Agreement be amended as set forth in this Amendment #7.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.    Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Section 13(a) and replacing it in its entirety with the following:

(a)    This Agreement shall be effective as set forth in the Background section and continue, unless validly terminated pursuant to this Section 13 prior thereto, until December 31, 2020 (the "Initial Term")

2.    Remainder of Current Agreement. Except as specifically modified by this Amendment #7, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.    Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment #7.

4.    Entire Agreement. This Amendment #7 constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.    Facsimile Signatures; Counterparts. This Amendment #7 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment #7 or of executed signature pages to this Amendment #7 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment #7.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #7 To Transfer Agency And Shareholder Services Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ David J. Pasternak
Name: David J. Pasternak
Title: Authorized Signatory

Touchstone Strategic Trust
Touchstone Institutional Funds Trust
Touchstone Variable Series Trust
Touchstone Funds Group Trust

On behalf of each Investment Company and each
Portfolio of an Investment Company listed on Schedule B
to the Current Agreement, each in its individual and separate capacity

By: /s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller and Treasurer

SCHEDULE B

(Dated: December 10, 2019)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of January 1, 2015 between BNY Mellon Investment Servicing (US) Inc. and each of Touchstone Strategic Trust, Touchstone Institutional Funds Trust, Touchstone Variable Series Trust, and Touchstone Funds Group Trust (each an "Investment Company") and Portfolios of the Investment Companies listed on Schedule B to such agreement.

Fund Name            Portfolio

Touchstone Strategic Trust (3/31 FYE)
Touchstone Flexible Income Fund
Touchstone Focused Fund
Touchstone Growth Opportunities Fund
Touchstone International Value Fund
Touchstone Sustainability and Impact Equity Fund (name change to Touchstone Global ESG Equity Fund effective July 29, 2019)
Touchstone Mid Cap Growth Fund
Touchstone Sands Capital Emerging Markets Growth Fund

Touchstone Strategic Trust (6/30 FYE)
Touchstone Balanced Fund
Touchstone Credit Opportunities Fund
Touchstone International Equity Fund
Touchstone International Growth Opportunities Fund
Touchstone International Small Cap Fund
Touchstone Large Cap Focused Fund
Touchstone Large Cap Fund
Touchstone Large Company Growth Fund
Touchstone Ohio Tax-Free Bond Fund
Touchstone Small Company Fund
Touchstone Value Fund

Touchstone Strategic Trust (12/31 FYE)	Touchstone Controlled Growth With Income Fund Touchstone Dynamic Diversified Income Fund Touchstone Dynamic Equity Fund Touchstone Dynamic Global Allocation Fund
Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund
Touchstone Variable Series Trust (12/31 FYE)
Touchstone Active Bond Fund
Touchstone Aggressive ETF Fund
Touchstone Balanced Fund
Touchstone Bond Fund
Touchstone Common Stock Fund
Touchstone Conservative ETF Fund
Touchstone Focused Fund
Touchstone Large Cap Core Equity Fund
Touchstone Moderate ETF Fund
Touchstone Small Company Fund

Touchstone Funds Group Trust (9/30 FYE)
Touchstone Active Bond Fund
Touchstone Anti-Benchmark International Core Equity
Touchstone Anti-Benchmark US Core Equity
Touchstone Credit Opportunities II Fund
(formerly, Touchstone Arbitrage Fund effective May13, 2019)
Touchstone Emerging Markets Small Cap Fund[1]
Touchstone High Yield Fund
Touchstone Impact Bond Fund
Touchstone Merger Arbitrage Fund
Touchstone Mid Cap Fund
Touchstone Mid Cap Value Fund
Touchstone Premium Yield Equity Fund (name change to Touchstone International ESG Equity Fund effective August 23, 2019)
Touchstone Sands Capital Select Growth Fund
Touchstone Small Cap Fund
Touchstone Small Cap Value Fund
Touchstone Ultra Short Duration Fixed Income Fund